SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 24, 1999

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                          INTERNET COMMERCE CORPORATION
             (Exact name of registrant as specified in its charter)

                          Commission file number 024996


           Delaware                                          133645702
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                   805 Third Avenue, New York, New York 10022
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (212) 271-7640
              (Registrant's telephone number, including area code)

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                          INTERNET COMMERCE CORPORATION
                                    FORM 8-K
                                 CURRENT REPORT

                                TABLE OF CONTENTS

                                                                          Page
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Item 5.  Other Event........................................................3

Item 7. Exhibit.............................................................3

Signature...................................................................4

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Item 5. OTHER EVENT

        On December 1, 1999 ICC announced that it has agreed to establish a strategic global alliance with Cable & Wireless, a global provider of Internet, data, voice and messaging services, to jointly market and sell their respective product and service offerings in the business-to-business e-commerce marketplace. Cable & Wireless will be entitled to commissions for sales of ICC products and services based on quarterly target levels to be agreed upon. These commissions will be payable in shares of class A common stock valued at the then fair market value of such shares. ICC and Cable & Wireless expect to finalize the details of the alliance over the next 30 days.

        As part of these arrangements, Cable & Wireless has agreed to purchase for $10 million 10,000 shares of a new class of convertible preferred stock of ICC that is initially convertible into shares of class A common stock at $22.34 per share. The average closing bid price of the class A common stock for the five trading days before the definitive agreement was executed and delivered was $22.21. The preferred stock is entitled to a four percent cumulative, annual dividend, payable in cash or in kind at ICC's option, and votes together with the class A common stock. Each share of preferred stock entitles Cable & Wireless to a number of votes equal to the number of shares of class A common stock into which the preferred stock is convertible. Cable & Wireless will also receive 400,000 warrants to purchase class A common stock of ICC. The warrants are exercisable for five years at $22.21.

        ICC has agreed to elect a nominee of Cable & Wireless to its Board of Directors and to allow Cable & Wireless to participate in any equity offering on the same terms and conditions as other purchasers to maintain its percentage interest in ICC.

        The transaction with Cable & Wireless is subject to approval of the boards of both companies.

        The foregoing description of the transaction with Cable & Wireless is qualified in its entirety by reference to the Master Agreement filed herewith as
Exhibit 99.1, which Master Agreement is hereby incorporated herein by reference.

Item 7.  EXHIBIT

         99.1 Master Agreement between Cable & Wireless PLC and Internet Commerce Corporation executed on November 24, 1999.

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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 1999

                                   INTERNET COMMERCE CORPORATION


                                   /s/ Dr. Geoffrey S. Carroll
                                   -------------------------------------
                                   Dr. Geoffrey S. Carroll
                                   President and Chief Executive Officer
                                   (Principal Executive Officer)

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